EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Jones Apparel Group, Inc.
New York, New York

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 11, 2005, relating to the consolidated financial statements, the effectiveness of internal control over financial reporting and schedule of Jones Apparel Group, Inc. and subsidiaries appearing in Jones Apparel Group, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2004.

/s/ BDO SEIDMAN, LLP

BDO SEIDMAN, LLP
New York, New York
June 1, 2005